Exhibit 99.1

TELETECH ANNOUNCES FOURTH QUARTER AND FULL YEAR

2013 FINANCIAL RESULTS

Fourth Quarter 2013 Results

Revenue Increases 7.7 Percent to $318.1 Million (11.6 Percent to $326.3 Million Non-GAAP);

Operating Income Increases 26.1 Percent to $32.8 Million, or 10.3 Percent of Revenue

(28.5 Percent to $35.5 Million, or 10.9 Percent of Revenue Non-GAAP);

Fully Diluted EPS was 38 Cents (47 Cents Non-GAAP)

Provides Outlook for Full Year 2014 Revenue and Operating Income

Denver, Colo., February 24, 2014 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of analytics-driven, technology-enabled customer engagement solutions, today announced financial results for the fourth quarter and full year ended December 31, 2013. The Company will file its Annual Report on Form 10-K in accordance with regulatory guidelines, no later than mid March.

“We had a strong fourth quarter and finish to 2013. These solid results were across all four segments, demonstrating that our outcome-based, holistic customer engagement strategy is taking hold and our execution is accelerating. Our focus on partnering with clients to use analytics and technology to build meaningful, profitable and lasting connections with their customers is delivering value and increasingly differentiating us in the marketplace,” commented Ken Tuchman, chairman and chief executive officer of TeleTech.

FULL YEAR 2013 FINANCIAL HIGHLIGHTS

Revenue

•                  Full year 2013 GAAP revenue was $1.193 billion compared to $1.163 billion in 2012.

•                  On a constant currency basis, 2013 revenue was approximately $1.21 billion. This represents a 5.8 percent growth rate over the prior year after adjusting for $37.6 million in exited business from Spain.

Income from Operations

•                  Full year 2013 GAAP income from operations was $101.4 million or 8.5 percent of revenue compared to $78.5 million or 6.8 percent of revenue in 2012.

•                  2013 income from operations on a constant currency basis and primarily adjusted for $5.6 million in restructuring charges and asset impairments increased to $112.9 million, representing 9.4 percent of adjusted revenue versus 9.0 percent the prior year.

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Earnings Per Share

•                  Full year 2013 GAAP fully diluted earnings per share attributable to TeleTech shareholders was $1.29 from $1.26 for the full year 2012.

•                  Non-GAAP fully diluted earnings per share increased 12.3 percent to $1.55 from $1.38 in the prior year period.

Bookings

•                  During the full year 2013, TeleTech signed an estimated $365 million in annualized revenue from new and expanded client relationships, representing an increase of 20 percent over the prior year. The bookings mix was well diversified across all verticals with approximately 90 percent from existing clients, 64 percent in recurring revenue, 50 percent percent from emerging businesses and 27 percent from international clients.

FOURTH QUARTER 2013 FINANCIAL HIGHLIGHTS

Revenue

•                  Fourth quarter 2013 GAAP revenue was $318.1 million compared to $295.3 million in the year-ago quarter.

•                  On a constant currency basis, revenue was $326.3 million, representing a 12.3% growth rate over the year-ago period when adjusted for $1.7 million in exited business from Spain.

Income from Operations

•                  Fourth quarter 2013 GAAP income from operations was $32.8 million or 10.3 percent of revenue compared to $26.0 million or 8.8 percent of revenue in the fourth quarter 2012.

•                  Income from operations on a constant currency basis and adjusted for $0.3 million in restructuring charges increased 28.5% to $35.5 million or 10.9 percent of adjusted revenue. This compares to $27.7 million or 9.5 percent of adjusted revenue in the year-ago quarter.

•                  The improvement in operations was across all segments and primarily attributable to revenue mix, expanded offerings, acquisition contribution, retention, and capacity utilization, but offset by foreign currency fluctuations, incremental investment, and additional amortization expense from acquisitions.

Earnings Per Share

•                  Fourth quarter 2013 GAAP fully diluted earnings per share attributable to TeleTech shareholders was 38 cents, unchanged over the fourth quarter 2012.

•                  Adjusted fully diluted earnings per share increased 23.7 percent to 47 cents from 38 cents in the prior year period.

Bookings

•                  During the fourth quarter 2013, TeleTech signed an estimated $80 million in annualized revenue from new and expanded client relationships.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•                  As of December 31, 2013, TeleTech had cash and cash equivalents of $158.0 million and $109.8 million of total debt, resulting in a net cash position of $48.2 million.

•                  As of December 31, 2013, TeleTech had $596.5 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the fourth quarter 2013 was $61.4 million compared to $43.5 million in the fourth quarter 2012.

•                  Capital expenditures in the fourth quarter 2013 were $18.5 million compared to $7.4 million in the fourth quarter 2012.

•                  TeleTech repurchased 199,500 shares of common stock during the fourth quarter 2013 for a total cost of $4.9 million. As of December 31, 2013, $18.9 million was authorized for future share repurchases. For the full year 2013, TeleTech repurchased nearly 2.48 million shares of common stock for a total cost of approximately $56.5 million.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

On a constant currency basis, revenue growth and operational improvements were realized across the business, with each segment demonstrating higher year-over-year and sequential fourth quarter revenue and operating income.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the fourth quarter 2013, the CMS segment revenue was $230.6 million from $235.5 million in the year-ago quarter. On a constant currency basis and adjusted for $1.7 million related to the exit from Spain, revenue grew 3.2 percent.

•                  Operating income was $20.5 million or 8.9 percent compared to $21.8 million or 9.3 percent in the year-ago quarter. Adjusted operating income margin was 9.9 percent reflecting $2.8 million of foreign currency translation and $0.2 million of restructuring charges. This compares to 10.3 percent in the year-ago period.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS fourth quarter 2013 revenue increased 17.5 percent to $29.8 million compared to $25.4 million in the year-ago quarter. Income from operations was $1.8 million or 6.0 percent versus $0.8 million or 3.3 percent.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS fourth quarter 2013 revenue increased 73.5 percent to $41.6 million compared to $24.0 million in the year-ago quarter, of which 26.4 percent was organic growth. Income from operations was $6.1 million or 14.6 percent compared to $4.6 million or 19.3 percent in the year-ago quarter.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS fourth quarter 2013 revenue increased 53.6 percent to $16.0 million from $10.4 million in the year-ago quarter.  Income from operations increased to $4.4 million or 27.2 percent of revenue from a loss of $1.3 million in the same period last year.

BUSINESS OUTLOOK

“We are optimistic about our 2014 business outlook and remain committed to continuing our investment in our strategy,” commented Regina Paolillo, chief financial and administrative officer of TeleTech. “We estimate a constant currency growth rate, including existing acquisitions, in the six to eight percent range.  We expect revenue and operating income to follow similar trends as last year with a greater percentage of business delivered in the second half of the year. Additionally, we estimate a continued positive trend in our revenue mix with CGS, CTS and CSS comprising 28 percent of total revenue up from 25 percent in 2013,” continued Paolillo.

Revenue — Year-over-year revenue growth estimated between four and six percent from $1.24 to $1.26 billion, reflecting an expected two percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin range estimated between 8.75 and 9.0 percent (before asset impairment, restructuring or acquisition-related charges), but including an incremental $12 to $14 million investment in sales, and research and development.

Capital Expenditures - Range between $55 and $65 million with 70 percent expected for growth initiatives.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on February 25, 2014 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of analytics-driven, technology-enabled services that puts customer engagement at the core of business success. The Company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s more than 41,000 employees deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.TeleTech.com

FORWARD-LOOKING STATEMENTS

“Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.”

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